Exhibit 99.1

BRIGHAM                                                             NEWS RELEASE
EXPLORATION COMPANY                                        FOR IMMEDIATE RELEASE

BRIGHAM  EXPLORATION  PROVIDES  UPDATE  ON  PROVIDENCE  FIELD  DEVELOPMENT

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     Austin,  TX  --  June 12, 2002 -- Brigham Exploration Company (NASDAQ:BEXP)
today announced that the Burkhart #1R successfully intercepted and cemented the pay interval encountered by its first Providence Field development well, the Burkhart #1. The Company also announced the commencement of operations on its second development well in the Providence Field.

PROVIDENCE  FIELD

     During February 2002, Brigham completed the Staubach #1, which was the discovery well for the Providence Field. The Staubach #1, which began producing to sales in February at 13.9 MMcfe (1,600 barrels of oil and 4.3 MMcf of natural gas) per day, is currently producing approximately 15.8 MMcfe (1,850 barrels of oil and 4.7 MMcf of natural gas) per day.

     While drilling its first offset to the Staubach #1, Brigham experienced a loss of surface control from an unanticipated pay interval at 10,370 feet, causing the well to flow natural gas to the surface. The pay interval encountered was shallower and separated by a fault from the Lower Frio interval currently producing in the Staubach #1. Five days later the Burkhart #1 bridged off naturally and was shut in.

     Brigham subsequently spud the Burkhart #1R in order to intersect and cement the original Burkhart #1 borehole over the Middle Frio interval that generated the uncontrolled flow. This operation was successfully completed on June 7th. Based upon wireline logs and pressures encountered while drilling, the Company anticipates that this interval will most likely provide additional production which may be dually completed or behind pipe in the event of the successful completion of the deeper Lower Frio objective sands.

     On June 4, 2002, Brigham began drilling new hole with the Burkhart #1R at 10,495 feet and within the next five days anticipates drilling the Lower Frio sands currently producing in the Staubach #1 at an estimated depth of approximately 11,800. Brigham retains a 41% working interest in the Burkhart #1R.

     Also at Providence Field, Carrizo Oil & Gas, Inc. (NASDAQ:CRZO) began preparing the location for its Heubner #1 well, the second offset to the Staubach #1. The Heubner #1, should commence drilling within the next ten days, and will target the northern end of the approximately 800 acre structure. Brigham retains a 34% working interest in this well, and results are expected by late August. With continued drilling success, Brigham expects to spud an additional development well during the fourth quarter 2002.

ABOUT  BRIGHAM  EXPLORATION

     Brigham Exploration Company is a leading independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces. For more information about Brigham Exploration, please visit our website at www.bexp3d.com or contact Investor Relations at 512-427-3444.

FORWARD  LOOKING  STATEMENT  DISCLOSURE

     Except for the historical information contained herein, the matters discussed in this news release are forward looking statements that are based upon current expectations. Important factors that could cause actual results to differ materially from those in the forward looking statements include risks inherent in exploratory drilling activities, the timing and extent of changes in commodity prices, unforeseen engineering and mechanical or technological difficulties in drilling wells, availability of drilling rigs, land issues, federal and state regulatory developments and other risks more fully described in the company's filings with the Securities and Exchange Commission.

Contact:     John Turner, Manager of Finance and Investor Relations
             (512) 427-3300 / investor@bexp3d.com



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